UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: May 23, 2014 (Date of earliest event reported)

MJ HOLDINGS, INC. (Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	333-167824 (Commission File Number)	20-8235905 (IRS Employer Identification No.)

4141 NE 2 Ave. #204-A Miami, FL 33137 (Address of principal executive offices and zip code)

(305) 455-1800 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 19, 2014, MJ Holdings, Inc. (the "Company") entered into an agreement (the "Agreement") with Medbox Property Investments, Inc., a California corporation and wholly owned subsidiary of Medbox, Inc., (OTCQB: MDBX) a Nevada corporation (together "Medbox").

Medbox is a leader in dispending technologies and consulting services to the regulated marijuana industry. Medbox's clients include licensed operators in the regulated marijuana industry as well as those persons and or entities who may be seeking licensure.

Under the terms of the Agreement, Medbox shall use commercially reasonable efforts to provide the Company with referrals and introductions relative to establishing business opportunities for the Company. Moreover, Medbox shall actively solicit prospective clients for the Company's real estate related financial service products and offerings.

During the term of the Agreement, for clients introduced or referred by Medbox to the Company and having entered into any agreement relating to the Company's real estate offerings during the term, Company shall pay to Medbox (i) 50% of any management fee and (ii) 50% of the Net Revenue received from said clients.

Additionally, the Company shall issue to Medbox, (i) upon execution of this Agreement, warrants for the purchase of 33,333 shares of common stock and (ii) on each monthly anniversary of this Agreement (until Medbox has been issued an aggregate of 600,000 warrants), warrants for the purchase of 33,333 shares of common stock. All warrants issued under this Agreement will have a five-year term, an exercise price to be determined upon issuance, equal to the volume weighed average price of the common stock for the thirty days prior to the date of issuance.

The warrants issuable pursuant to this Agreement and the shares of common stock issuable upon exercise thereof will not be registered under the Securities Act or state securities law and may not be sold except pursuant to such registration or an exemption therefrom.

The Agreement's initial term is for six months, and renews automatically for successive one month terms thereafter subject to the right of either party, following the initial six month term, to terminate this Agreement upon 5 days written notice.

On May 27, 2014, the Company issued a press release announcing the Transaction, a copy of which is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	Press Release of MJ Holdings, Inc., dated May 27, 2014.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MJ HOLDINGS, INC.

By:	/s/ Shawn Chemtov
Shawn Chemtov
Chief Executive Officer

Dated: May 23, 2014

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of MJ Holdings, Inc., dated May 27, 2014.